UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  December 16, 2016
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FINJAN HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
 ____________________

Delaware	000-33304	20-4075963
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	2000 University Avenue, Suite 600, East Palo Alto, CA	94303
	(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 650-282-3228

(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 16, 2016, Finjan Holdings, Inc. (the “Company”) received a written notification (the “Notice”) from the staff of the Listing Qualifications Department (the “Staff”) of The NASDAQ Stock Market LLC (“Nasdaq”) indicating that the Company is not in compliance with Nasdaq Listing Rule 5550(b)(2), as the Company’s market value of listed securities (“MVLS”) was below $35 million for the previous 30 consecutive business days. The Notice has no immediate effect on the listing of the Company’s common stock, and its common stock will continue to trade on The Nasdaq Capital Market under the symbol “FNJN.”

In accordance with Nasdaq Listing Rule 5810(c)(3)(C), the Company has a period of 180 calendar days, or until June 14, 2017, to regain compliance with the minimum MVLS requirement. To regain compliance, the Company’s MVLS must close at $35 million or more for a minimum of 10 consecutive business days during the 180 calendar day compliance period.

The Company intends to monitor its MVLS between now and June 14, 2017, and will consider and evaluate all available options to evidence compliance with the MVLS requirement as may be necessary. There can be no assurance that the Company will be able to regain compliance with the MLVS requirement or will otherwise be in compliance with other Nasdaq listing criteria. If we do not regain compliance with the MVLS requirement prior to the expiration of the compliance period, the Company may appeal any delisting determination to a Nasdaq Hearings Panel (the “Panel”).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FINJAN HOLDINGS, INC.

Date: December 22, 2016	By:	/s/ Michael Noonan
Michael Noonan
Chief Financial Officer